UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 28, 2022

PHARMACYTE BIOTECH, INC.

(Exact Name of Registrant as Specified in its Charter)

Nevada	001-40699	62-1772151
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3960 Howard Hughes Parkway, Suite 500 Las Vegas, Nevada	89169
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (917) 595-2850

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, Par Value $0.0001 Per Share	PMCB	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this Chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On December 28, 2022, PharmaCyte Biotech, Inc. (the “Company”) held its 2022 annual meeting of stockholders (the “Annual Meeting”) via live webcast. At the Annual Meeting, 13,474,962 shares of common stock, or approximately 69.0% of the outstanding shares of common stock entitled to vote, were represented by proxy or in person, representing a quorum.

At the Annual Meeting, the stockholders of the Company voted as set forth below on seven proposals, each of which is described in detail in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on November 25, 2022. The final voting results for each matter submitted to a vote of the Company’s stockholders are as follows:

Proposal 1. Election of Directors.

The election of five directors, each to hold office until the 2023 annual meeting of stockholders or until their respective successor is elected and qualified.

Nominee	For	Withheld	Broker Non-Votes
Joshua N. Silverman	7,462,403	352,070	5,660,489
Jonathan L. Schechter	7,475,332	339,141	5,660,489
Michael M. Abecassis	7,381,147	433,326	5,660,489
Robert Weinstein	7,443,492	370,981	5,660,489
Wayne R. Walker	7,421,985	392,488	5,660,489

Proposal 2. Approval of PharmaCyte Biotech, Inc. 2022 Equity Incentive Plan

The approval of the PharmaCyte Biotech, Inc. 2022 Equity Incentive Plan.

For	Against	Abstain	Broker Non-Votes
6,532,612	1,162,890	118,971	5,660,489

Proposal 3. Approval of Reverse Stock Split.

The approval of an amendment to the Company’s Articles of Incorporation, as amended (the “Charter”) to effect a reverse stock split of the Company’s common stock at a ratio of one new share for every five to twenty shares outstanding.

For	Against	Abstain
11,385,563	2,067,045	22,354

The approval of Proposal 3 allows the Company’s board of directors (the “Board”) to effect one reverse stock split, to become effective at a time and at a ratio (within the approved range) to be designated by the Board in its sole discretion. The Board reserves the right not to effect the reverse stock split if the Board does not deem it to be in the best interests of the Company and its stockholders. The Board’s decision as to whether and when to effect the reverse stock split will be based on a number of factors, including market conditions and existing and expected trading prices for the Company’s common stock.

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Proposal 4. Approval of the Increase of Authorized Shares of Common Stock

The approval of an amendment to the Charter to increase the total number of authorized shares of common stock from 33,333,334 to 133,333,334.

For	Against	Abstain
11,020,851	2,399,825	54,286

The approval of Proposal 4 authorizes the Company to file an amendment to its Charter to increase its authorized shares of common stock to 133,333,334. The Board reserves the right not to effect the increase in authorized shares if the Board does not deem it to be in the best interests of the Company and its stockholders. The Board’s decision as to whether and when to effect the reverse stock split will be based on a number of factors, including whether it decides to effect the reverse stock split approved by Proposal 3.

Proposal 5. Ratification of Selection of Independent Registered Public Accounting Firm.

The ratification of the selection by the audit committee of the Board of Armanino LLP as the independent registered public accounting firm of the Company for the fiscal year ending April 30, 2023.

For	Against	Abstain
13,124,245	256,083	94,634

Proposal 6. Approval of Executive Compensation.

The approval, on a non-binding advisory basis, of the compensation of the Company’s named executive officers.

For	Against	Abstain	Non-Votes	Broker Non-Votes
6,554,590	720,564	529,347	9,972	5,660,489

Proposal 7. Approval of Frequency of Future Votes to Approve Executive Compensation

The approval, on a non-binding advisory basis, of the frequency of future advisory votes to approve the compensation of the Company’s named executive officers.

Every Year	Every Two Years	Every Three Years	Abstain	Broker Non-Votes
7,493,683	72,255	134,022	114,513	5,660,489

In accordance with Item 5.07(d) of Form 8-K, the Company will disclose the Company’s decision on the frequency of future advisory stockholder votes on the compensation of the Company’s named executive officers in an amendment to this Current Report on Form 8-K to be filed within 150 days of the Annual Meeting.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 30, 2022	PHARMACYTE BIOTECH, INC.

	By:	/s/ Joshua N. Silverman Joshua N. Silverman Interim Chief Executive Officer and Interim President

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